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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-115996 of Concordia Bus Nordic AB (publ) on Form F-4 of our report dated May 24, 2004, relating to the financial statements of Swebus AB as of February 28, 2003 and February 29, 2004 and for each of the three years in the period ended February 29, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the differences between accounting principles generally accepted in Sweden and accounting principles generally accepted in the United States of America and the effect that the application of the latter would have on the determination of net loss and shareholder's equity), appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Experts" in such Prospectus.

Deloitte & Touche AB
Stockholm, Sweden
July 26, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM